Exhibit 99.1

Frontier Reports Second-Quarter 2024 Results

•	Delivered accelerating revenue growth and continued strong EBITDA growth
•	Added record fiber broadband customers while growing ARPU
•	Set new industry standard with Net Promoter Score six times higher than closest cable competitor
•	Raised the low end of Adjusted EBITDA guidance following strong first half performance

DALLAS, Texas, August 2, 2024 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) reported second-quarter 2024 results today.

“We continued to see strong demand for our high-speed, reliable fiber internet which drove record fiber broadband net additions in the second quarter. As a result, we delivered our second successive quarter of year-over-year revenue growth and our fourth consecutive quarter of Adjusted EBITDA growth,” said Nick Jeffery, President and Chief Executive Officer of Frontier. “Growth in both customers and ARPU this quarter resulted in a 21% year-over-year increase in fiber broadband revenue and expanding Adjusted EBITDA margins.”

Jeffery continued, “These results demonstrate how momentum in our fast-growing fiber business is building and driving sustainable financial performance. At the same time, we have earned an NPS score that is now six times higher than our closest cable competitor, showing clearly why customers are choosing Frontier over cable. Heading into the second half of the year, our team remains focused on continuing to provide value to our customers and accelerating growth in 2024 and beyond.”

Second-Quarter 2024 Highlights

•	Added a record 388,000 fiber passings to reach 7.2 million total locations passed with fiber
•	Added a record 92,000 fiber broadband customers, resulting in fiber broadband customer growth of 18.6% year-over-year
•	Revenue of $1.48 billion increased 2.1% year-over-year as growth in fiber-based products was partly offset by declines in copper-based products
•	Operating income of $91 million and net loss of $123 million
•	Adjusted EBITDA of $560 million increased 5.1% year-over-year driven by revenue growth and cost savings[1]
•	Cash capital expenditures of $626 million plus $52 million of vendor financing payments, for total cash capital investment of $678 million[2]
•	Generated net cash from operations of $374 million

1 Adjusted EBITDA is a non-GAAP measure of performance. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net loss.
2 Cash capital investment includes capital expenditures and vendor financing payments for capital spend.

Second-Quarter 2024 Consumer Results

•	Consumer revenue of $789 million increased 1.8% year-over-year as growth in fiber was partly offset by declines in copper
•	Consumer fiber revenue of $523 million increased 13.2% year-over-year as growth in broadband was partly offset by declines in video and voice
•	Consumer fiber broadband revenue of $393 million increased 22.8% year-over-year driven by growth in both fiber broadband customers and ARPU
•	Consumer fiber broadband customer net additions of 90,000 resulted in consumer fiber broadband customer growth of 19.2% year-over-year
•	Consumer fiber broadband customer churn of 1.40% compared to 1.41% in the second quarter of 2023
•	Consumer fiber broadband ARPU of $65.32 increased 3.5% year-over-year

Second-Quarter 2024 Business and Wholesale Results

•	Business and Wholesale revenue of $677 million increased 3.7% year-over-year as growth in fiber was partly offset by declines in copper
•	Business and Wholesale fiber revenue of $317 million increased 11.6% year-over-year driven by growth in data and internet services
•	Business and Wholesale fiber broadband customer net additions of 2,000 resulted in Business and Wholesale fiber broadband customer growth of 9.8% year-over-year
•	Business and Wholesale fiber broadband customer churn of 1.31% compared to 1.29% in the second quarter of 2023[3]
•	Business and Wholesale fiber broadband ARPU of $97.83 decreased 2.5% year-over-year[3]

Capital Structure

As of June 30, 2024, Frontier had total liquidity of $2.3 billion, including a cash and short-term investments balance of approximately $1.2 billion, $0.6 billion of available borrowing capacity on its revolving credit facility, and $0.5 billion of available borrowing capacity on its variable funding notes facility, subject to customary drawing conditions. Frontier’s net leverage ratio on June 30, 2024, was approximately 4.6x4. Frontier has no long-term debt maturities prior to 2027.

3 Business and Wholesale churn and ARPU methodologies include wholesale, exclude circuits or fiber-to-the-tower churn.
4 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.

2024 Outlook5

Frontier today updated EBITDA, net cash interest expense, and cash taxes guidance, while reaffirming all other operational and financial expectations for 2024.

Changes to Guidance

•	Adjusted EBITDA of $2.22 - $2.25 billion, an increase to the low end of the range from prior guidance of $2.20 - $2.25 billion[1]
•	Net cash interest payments of approximately $760 million, an increase from prior guidance of $750 million, reflecting the fiber securitization offering and term loan refinancing completed in July 2024
•	Cash taxes of approximately $10 million, a decrease from prior guidance of approximately $20 million

Unchanged from Prior Guidance

•	Fiber passing additions of 1.3 million
•	Cash capital investment of $3.00 - $3.20 billion[2]
•	Pension and OPEB expense of approximately $40 million (net of capitalization)
•	Cash pension and OPEB contributions of approximately $125 million

Conference Call Information

As previously announced, Frontier will host a conference call to discuss second-quarter 2024 results today, August 2, 2024, beginning at 8:30 a.m. Eastern Time.

The conference call webcast and presentation materials are accessible through Frontier’s Investor Relations website and will remain archived at this location.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com

5 The operational and financial guidance expectations for 2024 comprise forward-looking statements related to future events.  See “Forward-Looking Statements” below.  Projected GAAP financial measures and reconciliations of projected non-GAAP financial measures are not provided herein because such GAAP financial measures are not available on a forward-looking basis and such reconciliations could not be derived without unreasonable effort.

About Frontier

Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses.  For more information, visit www.frontier.com.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Management defines operating free cash flow as net cash provided from operating activities less capital expenditures, less payments on vendor financing related to capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents and short-term investments) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This release contains "forward-looking statements" related to future events, including our 2024 outlook and guidance. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, future operating and financial performance, our ability to implement our growth strategy our ability to comply with the covenants in the agreements governing our indebtedness, our capital expenditures, and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA and revenue relative to historical levels that we are unable to offset; economic uncertainty, volatility in financial markets, and rising interest rates could limit our ability to access capital or increase the cost of capital needed to fund business operations, including our fiber expansion plans; our ability to successfully implement strategic initiatives, including our fiber buildout and other initiatives to enhance revenue and realize productivity improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost-effective manner; inflationary pressures on costs, including tight labor markets, increased fuel and electricity costs and potential disruptions in our supply chain, which could adversely impact our financial condition or results of operations and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; the impact of laws and regulations relating to the handling of privacy and data protection; competition from cable, wireless carriers, satellite providers, wireline carriers, fiber “overbuilders” and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; our ability to retain or attract new customers and to maintain relationships with existing customers, including wholesale customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies; our ability to comply with the applicable CAF II and RDOF requirements and the risk of penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation or government investigations and potentially unfavorable results from current pending and future litigation or investigations; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics or regulatory requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, natural disasters, economic or political instability, terrorist attacks and wars, including the ongoing war in Ukraine and the Israel-Hamas war, or other adverse widespread developments; potential adverse impacts of climate change and increasingly stringent environmental laws, rules and regulations, and customer expectations and other environmental liabilities; market overhang due to substantial common stock holdings by our former creditors; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our company; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the SEC, including our most recent reports on Form 10-K and Form 10-Q.  These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements.  We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Frontier Communications Parent, Inc.
Unaudited Financial Data
	For the	For the	For the
	three months ended	three months ended	three months ended
	June 30,	March 31,	June 30,
($ in millions and shares in thousands, except per share amounts)	2024	2024	2023

Statements of Operations Data
Revenue	$1,480	$1,462	$1,449

Operating expenses:
Cost of service	516	522	528
Selling, general, and administrative expenses	449	428	428
Depreciation and amortization	398	388	354
Restructuring costs and other charges	26	34	24
Total operating expenses	1,389	1,372	1,334

Operating income	91	90	115

Investment and other income (loss), net	(24)	112	32
Interest expense	(199)	(199)	(149)

Income (loss) before income taxes	(132)	3	(2)
Income tax expense (benefit)	(9)	2	-

Net income (loss)	$(123)	$1	$(2)

Weighted average shares outstanding - basic	248,754	246,301	245,474
Weighted average shares outstanding - diluted	248,754	247,040	245,474

Basic net earnings (loss) per common share	$(0.49)	$0.00	$(0.01)
Diluted net earnings (loss) per common share	$(0.49)	$0.00	$(0.01)

Other Financial Data:
Capital expenditures	$626	$666	$1,057

Frontier Communications Parent, Inc.
Unaudited Financial Data
	For the	For the
	six months ended	six months ended
	June 30,	June 30,
($ in millions and shares in thousands, except per share amounts)	2024	2023

Statements of Income Data
Revenue	$2,942	$2,889

Operating expenses:
Cost of service	1,038	1,070
Selling, general, and administrative expenses	877	845
Depreciation and amortization	786	684
Restructuring costs and other charges	60	32
Total operating expenses	2,761	2,631

Operating income	181	258

Investment and other income, net	88	34
Interest expense	(398)	(290)

Income (loss) before income taxes	(129)	2
Income tax expense	(7)	1
Net income (loss)	$(122)	$1

Weighted average shares outstanding - basic	247,382	245,285
Weighted average shares outstanding - diluted	247,382	246,517

Basic net earnings (loss) per common share	$(0.49)	$0.00
Diluted net earnings (loss) per common share	$(0.49)	$0.00

Other Financial Data:
Capital expenditures	$1,292	$2,211

Frontier Communications Parent, Inc.
Unaudited Financial Data
	For the quarter ended
	June 30,	March 31,	June 30,
($ in millions)	2024	2024	2023

Selected Statement of Income Data
Revenue:
Data and Internet services	$983	$947	$880
Voice services	312	321	347
Video services	88	94	112
Other	83	84	89
Revenue from contracts with customers	1,466	1,446	1,428
Subsidy and other revenue	14	16	21
Total revenue	$1,480	$1,462	$1,449

Other Financial Data
Revenue:
Consumer	$789	$787	$775
Business and wholesale	677	659	653
Revenue from contracts with customers	$1,466	$1,446	$1,428

Fiber	$840	$805	$746
Copper	626	641	682
Revenue from contracts with customers	$1,466	$1,446	$1,428

	For the six months ended	For the six months ended
	June 30,	June 30,
($ in millions)	2024	2023

Selected Statement of Income Data
Revenue:
Data and Internet services	$1,930	$1,742
Voice services	633	703
Video services	182	229
Other	167	172
Revenue from contracts with customers	2,912	2,846
Subsidy and other revenue	30	43
Total revenue	$2,942	$2,889

Other Financial Data
Revenue:
Consumer	$1,576	$1,536
Business and wholesale	1,336	1,310
Revenue from contracts with customers	$2,912	$2,846

Fiber	$1,645	$1,475
Copper	1,267	1,371
Revenue from contracts with customers	$2,912	$2,846

Frontier Communications Parent, Inc.
Unaudited Operating Data
	As of and for the three months ended			For the six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Broadband customer metrics (1)
Broadband customers (in thousands)	3,010	2,974	2,898	3,010	2,898
Net customer additions	36	31	4	67	30

Consumer customer metrics
Customers (in thousands)	3,154	3,140	3,127	3,154	3,127
Net customer additions	14	11	(13)	25	(6)
Average monthly consumer revenue per customer	$83.57	$83.65	$82.48	$83.69	$81.70
Customer monthly churn	1.65%	1.47%	1.53%	1.56%	1.48%

Employees	12,960	13,227	14,099	12,960	14,099

(1)Amounts presented include related metrics for our wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data
($ in millions)	(Unaudited) June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$1,197	$1,125
Short-term investments	-	1,075
Accounts receivable, net	434	446
Other current assets	124	135
Total current assets	1,755	2,781

Property, plant and equipment, net	14,703	13,933
Other assets	3,736	3,979
Total assets	$20,194	$20,693

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$15	$15
Accounts payable and other current liabilities	2,004	2,260
Total current liabilities	2,019	2,275

Deferred income taxes and other liabilities	1,804	1,893
Long-term debt	11,234	11,246
Equity	5,137	5,279
Total liabilities and equity	$20,194	$20,693

	As of
	June 30, 2024
Leverage Ratio
Numerator:
Long-term debt due within one year	$15
Long-term debt	11,234
Total debt	$11,249
Less: Cash and cash equivalents	(1,197)
Net debt	$10,052

Denominator:
Adjusted EBITDA - last 4 quarters	$2,182

Net Leverage Ratio	4.6	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data
	For the three months ended
	June 30, 2024	June 30, 2023
($ in millions)

Cash flows provided from (used by) operating activities:
Net loss	$(123)	$(2)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	398	354
Pension/OPEB special termination benefit enhancements	3	-
Stock-based compensation	11	27
Amortization of premium	(5)	(8)
Bad debt expense	11	9
Other adjustments	3	1
Deferred income taxes	(10)	-
Change in accounts receivable	1	(11)
Change in long-term pension and other postretirement liabilities	28	(44)
Change in accounts payable and other liabilities	49	(42)
Change in prepaid expenses, income taxes, and other assets	8	(8)
Net cash provided from operating activities	374	276

Cash flows provided from (used by) investing activities:
Capital expenditures	(626)	(1,057)
Purchases of short-term investments (1)	-	(350)
Sale of short-term investments (1)	225	675
Proceeds from sale of asset	4	-
Other	4	4
Net cash used by investing activities	(393)	(728)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(3)	(4)
Payments of vendor financing	(52)	-
Finance lease obligation payments	(8)	(7)
Taxes paid on behalf of employees for shares withheld	(6)	(4)
Other	(3)	(3)
Net cash used by financing activities	(72)	(18)

Decrease in cash, cash equivalents, and restricted cash	(91)	(470)
Cash, cash equivalents, and restricted cash at the beginning of the period	1,337	1,132

Cash, cash equivalents, and restricted cash at the end of the period	$1,246	$662

Supplemental cash flow information:
Cash paid during the period for:
Interest	$263	$231
Income tax payments (refunds), net	$4	$(4)

(1)  Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data
	For the six months ended
	June 30, 2024	June 30, 2023
($ in millions)

Cash flows provided from (used by) operating activities:
Net income (loss)	$(122)	$1
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	786	684
Pension/OPEB special termination benefit enhancements	10	-
Stock-based compensation	37	51
Amortization of premium	(10)	(15)
Bad debt expense	20	16
Other adjustments	7	2
Deferred income taxes	(10)	-
Change in accounts receivable	(8)	(9)
Change in long-term pension and other postretirement liabilities	(118)	(51)
Change in accounts payable and other liabilities	76	(12)
Change in prepaid expenses, income taxes, and other assets	41	(2)
Net cash provided from operating activities	709	665

Cash flows provided from (used by) investing activities:
Capital expenditures	(1,292)	(2,211)
Purchases of short-term investments (1)	-	(575)
Sale of short-term investments (1)	1,075	1,750
Proceeds on sale of assets	4	4
Other	6	-
Net cash used by investing activities	(207)	(1,032)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(7)	(8)
Proceeds from long-term debt borrowings	-	750
Payments of vendor financing	(415)	-
Financing costs paid	-	(13)
Finance lease obligation payments	(15)	(12)
Taxes paid on behalf of employees for shares withheld	(49)	(7)
Other	(9)	(3)
Net cash provided from (used by) financing activities	(495)	707

Increase in cash, cash equivalents, and restricted cash	7	340
Cash, cash equivalents, and restricted cash at the beginning of the period	1,239	322

Cash, cash equivalents, and restricted cash at the end of the period	$1,246	$662

Supplemental cash flow information:
Cash paid during the period for:
Interest	$412	$314
Income tax (refund) payments, net	$(9)	$1

(1) Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

SCHEDULE A

Frontier Communications Parent, Inc.
Unaudited Financial Data
Reconciliation of Non-GAAP Financial Measures
	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in millions)	2024	2024	2023	2024	2023

Net income (loss)	$(123)	$1	$(2)	$(122)	$1
Add back (subtract):
Income tax expense (benefit)	(9)	2	-	(7)	1
Interest expense	199	199	149	398	290
Investment and other (income) loss, net	24	(112)	(32)	(88)	(34)
Operating income	91	90	115	181	258
Depreciation and amortization	398	388	354	786	684
EBITDA	$489	$478	$469	$967	$942

Add back:
Pension/OPEB expense	$9	$9	$11	$18	$22
Restructuring costs and other charges	26	34	24	60	32
Stock-based compensation	11	26	27	37	51
Storm-related costs	-	-	2	-	5
Legal settlement	25	-	-	25	-
Adjusted EBITDA	$560	$547	$533	$1,107	$1,052

EBITDA margin	33.0%	32.7%	32.4%	32.9%	32.6%
Adjusted EBITDA margin	37.8%	37.4%	36.8%	37.6%	36.4%

Free Cash Flow
Net cash provided from operating activities	$374	$335	$276	$709	$665
Capital expenditures	(626)	(666)	(1,057)	(1,292)	(2,211)
Payment of vendor financing- capital expenditures	(52)	(363)	-	(415)	-
Operating free cash flow	$(304)	$(694)	$(781)	$(998)	$(1,546)

SCHEDULE B

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures
	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in millions)	2024	2024	2023	2024	2023
Adjusted Operating Expenses

Total operating expenses	$1,389	$1,372	$1,334	$2,761	$2,631

Subtract:
Depreciation and amortization	398	388	354	786	684
Pension/OPEB expense	9	9	11	18	22
Restructuring costs and other charges	26	34	24	60	32
Stock-based compensation	11	26	27	37	51
Storm-related costs	-	-	2	-	5
Legal settlement	25	-	-	25	-
Adjusted operating expenses	$920	$915	$916	$1,835	$1,837

SCHEDULE C

Frontier Communications Parent, Inc.
Selected Financial and Operating Data (1)
(Unaudited)
		As of or for the quarter ended			For the six months ended
		June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Broadband Revenue ($ in millions)
Total Company	Fiber	$432	$414	$356	$846	$690
	Copper	151	155	173	306	346
	Total	$583	$569	$529	$1,152	$1,036

Estimated Fiber Passings (in millions)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		7.2	6.8	5.8

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		45.3%	44.9%	43.4%
Total Fiber Penetration		30.4%	30.7%	31.6%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	2,053	1,963	1,722
	Copper	721	771	928
	Total	2,774	2,734	2,650

Business + Wholesale (2)	Fiber	134	132	122
	Copper	102	108	126
	Total	236	240	248

Broadband Net Adds (in thousands)
Consumer	Fiber	90	85	63
	Copper	(50)	(51)	(59)
	Total	40	34	4

Business + Wholesale (2)	Fiber	2	3	4
	Copper	(6)	(6)	(4)
	Total	(4)	(3)	-

Broadband Churn
Consumer	Fiber	1.40%	1.24%	1.41%	1.32%	1.30%
	Copper	2.02%	1.93%	1.84%	1.98%	1.78%
	Total	1.57%	1.45%	1.57%	1.51%	1.48%

Business + Wholesale (2)	Fiber	1.31%	1.32%	1.29%	1.32%	1.36%
	Copper	1.99%	2.01%	1.69%	2.00%	1.78%
	Total	1.61%	1.64%	1.50%	1.63%	1.58%
Broadband ARPU
Consumer	Fiber	$65.32	$65.18	$63.12	$65.39	$62.31
	Copper	58.26	56.16	51.90	57.20	50.39
	Total	$63.41	$62.53	$59.06	$63.06	$57.84

Business + Wholesale (2)	Fiber	$97.83	$98.40	$100.30	$98.09	$101.19
	Copper	63.83	60.81	61.26	62.38	60.90
	Total	$85.57	$81.07	$80.20	$81.98	$80.01

(1) Certain operational metrics, including passings, penetration, Base Fiber penetration, ARPU and churn are defined in the accompanying Trending Schedule available at Frontier's website https://investor.frontier.com.
(2) Business + Wholesale customers include our small, medium business, larger enterprise (SME) customers and wholesale subscribers.